UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2022

(a/k/a PHILUX GLOBAL GROUP INC.)

(Exact name of registrant as specified in its charter)

Wyoming	001-38255-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2323 Main Street, Irvine, CA	92614
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 714-793-9227

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PHIL	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provide pursuant to Section 13(a) of the Exchange Act. ☐.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events.

1. Joint Venture/Partnership Agreement (Fund Management MOU) between an investor in the Gulf Cooperation Council region and PHILUX Global Group, Inc. (a/k/a PHI Group, Inc.)

On July 08, 2022, the registrant signed a Joint Venture/Partnership Agreement (Fund Management MOU) with an investor in the Gulf Cooperation Council region to manage an initial amount of Three Billion United States Dollars (USD 3,000,000,000) for investment in different transactions chosen and advised by the registrant for a period of ten years. According to the Agreement, after the first twenty four months of investment implementation, the registrant will be allocated 40% of the net profit from these investments.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITS

Item 9.01 Financial Statements and Exhibits

Due to the nature of strict confidentiality and non-disclosure agreement, a hard copy of the Joint Venture/Partnership Agreement (Fund Management MOU) will be submitted directly to the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 22 2022

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO